SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (Date of earliest event reported): October 26, 2001


                        Commission File Number 0001067447


                           THE DERBY CYCLE CORPORATION
             (Exact name of registrant as specified in its charter)


         DELAWARE                                    31-1038896
(State or other jurisdiction of             (I.R.S. Employer Identification
incorporation or organization)                          No.)


                           The Derby Cycle Corporation
                      300 First Stamford Place (5th Floor)
                        Stamford, Connecticut 06902-6765
          (Address of principal executive offices, including zip code)

                            Telephone: (203) 961-1666
              (Registrant's telephone number, including area code)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

As previously reported, on August 20, 2001, The Derby Cycle Corporation, a Delaware corporation (the "Company"), entered into an Asset Purchase Agreement (as amended, the "Asset Purchase Agreement") with Cycle Bid Co., a Delaware corporation, providing for the sale of substantially all of its worldwide operations to Cycle Bid Co. (the "Asset Sale"). Cycle Bid Co. is a corporation newly formed in order to facilitate a buyout by many of the existing members of management and stockholders of the Company and its subsidiaries. On October 29, 2001, the Company and Raleigh Cycle Limited, a Jersey corporation and affiliate of Cycle Bid Co. to which Cycle Bid Co. has assigned all of its rights under the Asset Purchase Agreement, issued a joint press release, a copy of which is attached as Exhibit 99.1 hereto, announcing that the Asset Sale was completed.

CERTAIN STATEMENTS ABOUT THE COMPANY'S FUTURE PERFORMANCE INCLUDED IN THIS FORM 8-K AND THE ATTACHED EXHIBITS ARE FORWARD LOOKING STATEMENTS SUBJECT TO THE SAFE HARBOR CREATED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. MANAGEMENT CAUTIONS THAT THE COMPANY'S PERFORMANCE IS HIGHLY DEPENDENT UPON A VARIETY OF IMPORTANT FACTORS, INCLUDING, AMONG OTHER THINGS, CYCLES OF CUSTOMER ORDERS, SHIPMENTS OF COMPONENTS FROM FOREIGN SUPPLIERS, CHANGING CONSUMER TRENDS AND CURRENCY FLUCTUATIONS.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits


                  EXHIBIT NUMBER        DESCRIPTION
                  --------------        -----------

                  99.1 Press Release, dated October 29, 2001, announcing the completion of the Asset Sale.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   THE DERBY CYCLE CORPORATION


                                   By:  /s/ Simon J. Goddard
                                        ---------------------------------------
                                        Name:   Simon J. Goddard
                                        Title:  Vice President


Dated:  October 30, 2001